UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 19, 2006

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 19, 2006, the Board of Directors of MIPS Technologies, Inc. (the "Company") adopted a Special Committee Directors' Compensation Program for the members of the Special Committee conducting the independent investigation into the Company's historical stock option practices and the accounting for its option grants. The program provides for the payment of fees on a per meeting basis, with the fee in each case being based on the length of the meeting. The program is attached hereto as Exhibit 99.01, which exhibit is incorporated herein by this reference.

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

MIPS Technologies, Inc. announced that it received a NASDAQ Staff Determination notice on September 19, 2006, stating that the Company is not in compliance with the requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) due to the delayed filing of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006. The Company plans to request a hearing before the NASDAQ Listing Qualifications Panel (the "Panel"). Pending a decision of the Panel, the Company's shares will continue to be listed on the NASDAQ Global Market.

As previously announced, a special committee of the Company's Board of Directors is conducting a review of the historical option grant practices and the accounting for its option grants. The Company intends to file the Form 10-K as soon as practicable after the review is completed.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Special Committee Directors' Compensation Program.

            99.02     Press Release dated September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2006

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ MERVIN S. KATO
Mervin S. Kato
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Special Committee Directors' Compensation Program.
99.02	Press Release dated September 19, 2006.